Exhibit 4.2

CNH EQUIPMENT TRUST 2007-A

TRUST AGREEMENT

between

CNH CAPITAL RECEIVABLES LLC

and

Wilmington Trust Company,

as Trustee

Dated as of March 1, 2007

i

Section 11.3	Limitations on Rights of Others	25
Section 11.4	Notices	25
Section 11.5	Severability	25
Section 11.6	Separate Counterparts	25
Section 11.7	Successors and Assigns	25
Section 11.8	Covenants of the Depositor	26
Section 11.9	No Petition	26
Section 11.10	No Recourse	26
Section 11.11	Headings	26
Section 11.12	Governing Law	26
Section 11.13	Administrator	26

EXHIBITS

EXHIBIT A                   Form of Trust Certificate
EXHIBIT B                    Form of Certificate of Trust

TRUST AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of March 1, 2007 between CNH CAPITAL RECEIVABLES LLC, a Delaware limited liability company, as Depositor, and Wilmington Trust Company, a Delaware banking corporation, as Trustee.

ARTICLE I
Definitions

SECTION 1.1         Definitions.  Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture dated as of the date hereof between CNH Equipment Trust 2007-A and The Bank of New York Trust Company, N.A.

Section 1.2         Other Definitional Provisions.  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)           The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation.

(f)            References to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms.

(g)           References to any Person include that Person’s successors and assigns.

ARTICLE II
Organization

SECTION 2.1         Name.  The Trust created hereby shall be known as “CNH Equipment Trust 2007-A”, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2         Office.  The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address in Delaware as the Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.3         Purposes and Powers.  The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

(a)           to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and/or the Trust Certificates in one or more transactions;

(b)           with the proceeds of the sale of the Notes and/or the Trust Certificates, to fund the Pre-Funding Account and to purchase the Receivables pursuant to the Sale and Servicing Agreement;

(c)           to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(d)           to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(e)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)            subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Basic Documents.  The Trust shall have no power to hold any derivative financial instrument unless such derivative financial instrument complies with the requirements of paragraph 40 of Statement of Financial Accounting Standards No. 140 issued by the Financial Accounting Standards Board for “qualifying special purpose entities” (“FAS 140”), including any interpretations thereof or any successor standard issued by the Financial Accounting Standards Board.  The Trustee shall have no obligation to determine whether or not any derivative financial instrument complies with FAS 140.

Section 2.4         Appointment of Trustee.  The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.5         Initial Capital Contribution of Trust Estate.  The Depositor hereby contributes to the Trustee, as of the date hereof, the sum of $1.00. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.  The Depositor may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable State securities law.

Section 2.6         Declaration of Trust.  The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the Trust Certificates are held by a Person other than the Depositor, the Trust be disregarded as an entity separate from the Depositor and the Notes be treated as debt of the Depositor.  At such time that the Trust Certificates are held by more than one Person, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor (or its successor in interest) in its capacity as recipient of distributions from the Spread Account), and the Notes being debt of the partnership.  The parties agree that, unless otherwise required by appropriate tax authorities, until the Trust Certificates are held by more than one Person the Trust will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as an entity separate from the Depositor (or other sole owner of the Trust Certificates). Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee shall file a Certificate of Trust on behalf of the Trust with the Secretary of State pursuant to Section 3810 of the Trust Statute.

Section 2.7         Liability of the Certificateholders.  No Certificateholder shall have any personal liability for any liability or obligation of the Trust. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of corporations under the Delaware General Corporation Law.

Section 2.8         Title to Trust Property.  Subject to the Lien granted in the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.9         Situs of Trust.  The Trust will be located and administered in the States of Delaware and Pennsylvania.  All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware or New York. The Trust shall not have any employees.  Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York.

Section 2.10       Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Trustee that:

(a)           The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)           The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)           The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary limited liability company action.

(d)           The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, limited liability company agreement or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)           The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 2.11       Federal Income Tax Allocations; Tax Treatment.  If the Trust Certificates are held by more than one Person, this Agreement shall be amended to include such provisions as are required or appropriate under Subchapter K of the Code in order for the Trust to be treated as a partnership whose partners are the beneficial owners of the Trust Certificates and the Depositor (or other holders of interests in the Spread Account).

ARTICLE III
Trust Certificates and Transfer of Interests

Section 3.1         Initial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust; and upon the issuance of the Trust Certificates, the Depositor will no longer be a beneficiary of the Trust, except to the extent that the Depositor is a Certificateholder.

Section 3.2         The Trust Certificates.  The Trust Certificates shall be substantially in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee.  Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.  It is the intention of the parties hereto that, upon issuance of the Trust Certificates and payment therefor by the Certificateholders, the Trust Certificates shall be deemed fully-paid and non-assessable beneficial interests in the Trust.

Section 3.3         Authentication of Trust Certificates.  Concurrently with the sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Trustee shall cause the Trust Certificate evidencing the 100% beneficial interest in the Trust to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president or any treasurer, without further action by the Depositor.  No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.  No further Trust Certificates shall be issued except pursuant to Section 3.4 or 3.5 hereunder.

Section 3.4         Registration of Transfer and Exchange of Trust Certificates.  The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates.  The Paying Agent shall be the  “Certificate Registrar” for the purpose of registering Trust Certificates and the transfers of Trust Certificates as herein provided.  Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar.  The initial Trust Certificate shall be registered in the name of “CNH Capital Receivables LLC” as the initial registered owner thereof.

Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.8, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates evidencing such transferee’s beneficial interest in the Trust, which Trust Certificates will be issued in amounts equal, in the aggregate, to the percentage of beneficial interest in the Trust transferred by such transferor.

At the option of a Certificateholder, upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8, a Trust Certificate may be exchanged for a new Trust Certificate evidencing the same percentage of beneficial interest in the Trust as the Trust Certificate so exchanged.  Whenever any Trust Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Trust Certificates that the Certificateholder making the exchange is entitled to receive.

All Trust Certificates issued upon any registration of transfer or exchange of Trust Certificates shall be entitled to the same benefits under this Agreement as the Trust Certificates surrendered upon such registration of transfer or exchange.

Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Certificateholder thereof or his attorney duly authorized in writing. No transfer of a Trust Certificate shall be registered unless the transferee shall have provided (i) an opinion of counsel that no registration is required under the Securities Act of 1933, as amended, or applicable State laws, and (ii) if the transferee is the Seller or an Officiate of the Seller, an Officer’s Certificate as to compliance with Section 6.6 of the Sale and Servicing Agreement.  Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Trust Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Certificates.

The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets of any of the foregoing (each a “Benefit Plan”). By accepting and holding a Trust Certificate or an interest therein, the Certificateholder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. The Trustee shall have no obligation to determine whether or not a Certificateholder of a Trust Certificate is or is not a Benefit Plan.

Notwithstanding any other provision of this Agreement, no transfer of a Trust Certificate or beneficial interest therein shall be allowed, and any such purported transfer shall be void ab initio, if such transfer would cause the Trust to have more than 100 partners within the meaning of Treasury Regulation section 1.7704-1(h)(1).  For purposes of determining the number of partners in the Trust under Treasury Regulation section 1.7704-1(h)(1), a person owning an interest in a partnership, grantor trust, or S corporation (a “flow-through entity”) that owns, directly or through other flow-through entities, an interest in the Trust, will be treated as a partner in the Trust if more than 50 percent of the value of such person’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Trust.

No transfer (or purported transfer) of a Trust Certificate (or any beneficial interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no person shall otherwise become a Certificateholder, and none of the Trust, the Trustee, the Certificate Registrar or any of the Certificateholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Trust that:

(A)          it is acquiring the Trust Certificate for its own account and is the sole beneficial owner of such Trust Certificate;
(B)           the transfer is not being effected on or through (x) an “established securities market” within the meaning of Section 7704(a)(1) of the Code, including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(a)(2) of the Code and any proposed, temporary or final Treasury Regulations thereunder; and
(C)           such transfer will not cause the Trust to be classified as a publicly traded partnership for U.S. federal income tax purposes, and such purchaser or transferee will not take any action, including any subsequent disposition of such Trust Certificate (or any beneficial interest therein), that would cause the Trust to be treated as a publicly traded partnership for U.S. federal income tax purposes.

Section 3.5         Mutilated, Destroyed, Lost or Stolen Trust Certificates.  If: (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a replacement Trust Certificate evidencing the same percentage of beneficial interest in the Trust as the Trust Certificate so mutilated, destroyed, lost or stolen.

In connection with the issuance of any replacement Trust Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Any replacement Trust Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Trust Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Trust Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement.

Section 3.6         Persons Deemed Certificateholders.  Prior to due presentation of a Trust Certificate for registration of transfer of any Trust Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

Section 3.7         Access to List of Certificateholders’ Names and Addresses.  The Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Trustee of a request therefor from the Servicer or the Depositor in writing, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders evidencing in the aggregate not less than 25% of the beneficial interest in the Trust apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.8         Maintenance of Office or Agency.  The Trustee shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Trust Certificates and the Basic Documents may be served.  The Trustee initially designates its Corporate Trust Office as its principal corporate trust office for such purposes.  The Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.9         Appointment of Paying Agent.  The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Paying Agent shall initially be the Trustee, and any co-paying agent chosen by and acceptable to the Trustee.  The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Trustee. In the event that the Trustee shall not be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).  The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.  The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee.  The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

ARTICLE IV
Actions by Trustee

Section 4.1         Prior Notice to Certificateholders with Respect to Certain Matters.  With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or shall not have provided alternative direction:

(a)           the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Receivables);

(b)           the election by the Trust to file an amendment to the Certificate of Trust;

(c)           the amendment of the Indenture in circumstances where the consent of any Noteholder is required;

(d)           the amendment of the Indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(e)           the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect the interests of the Certificateholders; or

(f)            the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.2         Action by Certificateholders with Respect to Certain Matters.  The Trustee shall not have the power, except upon the direction of the Certificateholders, to: (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, (c) remove the Servicer under the Sale and Servicing Agreement; or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

Section 4.3         Action by Certificateholders with Respect to Bankruptcy.  The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust until one year and one day after the Outstanding Amount of all the Notes has been reduced to zero and without the unanimous prior approval of all Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

Section 4.4         Restrictions on Certificateholders’ Power.  The Certificateholders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

Section 4.5         Majority Control.  Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders holding in the aggregate more than 50% of the beneficial interest in the Trust at the time of such action. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders holding in the aggregate more than 50% of the beneficial interest in the Trust at the time of such action.

ARTICLE V
Application of Trust Funds; Certain Duties

Section 5.1         Establishment of Trust Account.  The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders.  If, at any time, the Certificate

Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or the Depositor on behalf of the Trustee, if the Certificate Distribution Account is not then held by the Trustee or an affiliate thereof) shall, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition shall be satisfied), establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

Section 5.2         Applications of Trust Funds.  (a) On each Payment Date, the Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Section 5.6 of the Sale and Servicing Agreement.

(b)           On each Payment Date, the Trustee shall send to each Certificateholder the statement provided to the Trustee by the Servicer pursuant to Section 5.11 of the Sale and Servicing Agreement.

(c)           In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section.  The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (c).  Notwithstanding any other provision of this Agreement, the Trust shall withhold and pay over to the Internal Revenue Service, pursuant to Sections 1441, 1442 and 1446 of the Code (or any successor provisions or any other provision as may be enacted into law), at such times as required by such provisions, such amounts as the Trust is required to withhold under such provision on account of any foreign Certificateholder’s distributive share of income of the Trust, as if the entire amount of such foreign Certificateholder’s distributive share of such income is subject to withholding tax pursuant to such provisions.  To the extent that a foreign Certificateholder claims to be entitled to a reduced rate of, or exemption from, U.S. withholding tax pursuant to an applicable income tax treaty, or otherwise, such foreign Certificateholder shall furnish the Depositor and the Trustee with such information and forms as it may require and are necessary to comply with the regulations governing the obligations of withholding tax agents.  Each foreign Certificateholder represents and warrants that any such information and form furnished by it shall be true and accurate and agrees to indemnify the Trust and each of the other Certificateholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.  In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

Section 5.3         Method of Payment.  Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Certificateholder’s Trust Certificates aggregate not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

Section 5.4         No Segregation of Monies; No Interest.  Subject to Sections 5.1 and 5.2, monies received by the Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

Section 5.5         Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others.  The Depositor or, if any Trust Certificates are held by any Person other than the Depositor, the Trustee, shall: (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal, State and local income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return on Internal Revenue Service Form 1065 or its successor), and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders.  The Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Receivables.  The Trustee shall not make the election provided under Section 754 of the Code.

Section 5.6         Signature on Returns; Tax Matters Partner.

(a)           The Depositor, or if any Trust Certificates are held by any Person other than the Depositor, the Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor.

(b)           The Depositor shall be designated the “tax matters partner” of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

ARTICLE VI
Authority and Duties of Trustee

Section 6.1         General Authority.  The Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case in such form as the Depositor shall approve as evidenced conclusively by the Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes in the aggregate principal amount specified in a letter of instruction from the Depositor to the Trustee.  In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.  The Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

Section 6.2         General Duties.  It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Basic Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.3         Action upon Instruction.  (a) Subject to Article IV and in accordance with the Basic Documents, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b)           The Trustee shall not be required to take any action hereunder or under any Basic Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)           Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Basic Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Trustee shall not be liable on account of such action to any Person.  If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)           In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

Section 6.4         No Duties Except as Specified in this Agreement or in Instructions.  The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Trustee.  The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate arising by, through or under the Trustee (including in its individual capacity) which are unrelated to the administration or ownership of the Trust Estate.

Further, notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust, the Servicer, the Depositor or any other Person any filings, certificates, affidavits or other instruments required under Section 302 of the Sarbanes-Oxley Act of 2002.  Notwithstanding any Person’s right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

Section 6.5         No Action Except Under Specified Documents or Instructions.  The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and

(iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.3.

SECTION 6.6         Restrictions.  The Trustee shall not take any action: (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes.  The Certificateholders shall not direct the Trustee to take action that would violate this Section.

ARTICLE VII
Concerning the Trustee

Section 7.1         Acceptance of Trusts and Duties.  The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except: (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)           the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(b)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Servicer or any Certificateholder;

(c)           no provision of this Agreement or any Basic Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)           under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)           the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any

Certificateholder, other than as expressly provided for herein and in the Basic Documents;

(f)            the Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

(g)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby.  The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 7.2         Furnishing of Documents.  The Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, and at the expense of the Certificateholders, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Basic Documents.

Section 7.3         Representations and Warranties.  The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a)           it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

(b)           it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf,

(c)           the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or to the best of its knowledge without independent investigation any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any federal or State law governing the banking or trust powers of the Trustee; or, to the best of the Trustee’s knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties,

(d)           this Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and

(e)           as of the date of the Underwriting Agreement, the Prospectus Date and the Closing Date, to its knowledge without independent investigation, there are no legal proceedings pending against the Trustee, or of which any property of the Trustee is subject, that are material to the Noteholders, and no such legal proceedings contemplated by any governmental authority.

Section 7.4         Information to Be Provided by the Trustee.  The Trustee shall notify the Depositor promptly after the Trustee becomes aware of (a) the initiation of any legal proceedings against the Trustee, or of which any property of the Trustee is subject, that are material to the Noteholders, (b) any developments in any such proceedings that are material to the Noteholders and (c) any such proceedings that are contemplated by any governmental authority.

Section 7.5         Reliance; Advice of Counsel.  (a) Except to the extent otherwise provided in Section 7.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and which opinion or advice states that such action is not contrary to this Agreement or any Basic Document.

Section 7.6         Not Acting in Individual Capacity.  Except as provided in this Article VII, in accepting the trusts hereby created Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

Section 7.7         Trustee Not Liable for Trust Certificates or Receivables.  The recitals contained herein and in the Trust Certificates (other than the signature and counter-signature of the Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document, of the Trust Certificates (other than the signature and countersignature, if any, of the Trustee on the Trust Certificates) or of the Notes, or of any Receivable or related documents.  The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any of the Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: (a) the existence, condition and ownership of any Financed Equipment, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Receivable on any computer or other record thereof, (d) the validity of the assignment of any Receivable to the Trust or of any intervening assignment, (e) the completeness of any Receivable, (f) the performance or enforcement of any Receivable, and (g) the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trustee.

Section 7.8         Trustee May Not Own Notes.  The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Issuing Entity.  The Trustee may otherwise deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer with the same rights as it would have if it were not the Trustee.

ARTICLE VIII
Compensation of Trustee

Section 8.1         Trustee’s Fees and Expenses.  The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Trustee, and the Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2         Indemnification.  The Depositor shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party’s willful misconduct or negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee.  The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 8.3         Payments to the Trustee.  Any amounts paid to the Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment.  The Trustee shall also be entitled to interest on all fees and expenses that are due and unpaid for more than sixty (60) days after they have been billed to the party responsible for the payment of such amounts at a rate equal to the rate publicly announced by Wilmington Trust Company as its prime rate from time to time.

ARTICLE IX
Termination of Trust Agreement

Section 9.1         Termination of Trust Agreement.  (a) The Trust shall dissolve upon the final distribution by the Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the Indenture, the Sale and Servicing Agreement and Article V.  The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not: (x) operate to dissolve or terminate this Agreement or the Trust, (y) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)           Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to dissolve, revoke or terminate the Trust.

(c)           Notice of any dissolution of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such dissolution from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement stating: (i) the Payment Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying

Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2.

In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and to receive the final distribution with respect thereto.  If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.  Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

(d)           Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article VIII) shall terminate.

ARTICLE X
Successor Trustees and Additional Trustees

Section 10.1       Eligibility Requirements for Trustee.  The Trustee shall at all times:  (a) be a corporation satisfying the provisions of Section 26(a)(1) of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities, and (d) have (or have a parent that has) a rating of at least “Baa3” by Moody’s.  If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times, at least one Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2       Resignation or Removal of Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Administrator any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Trustee.  If the Administrator shall remove the Trustee under the authority of the preceding sentence, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee, and pay all fees owed to the outgoing Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Trustee. The Administrator shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies and the Counterparty.

Section 10.3       Successor Trustee.  Any successor Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee.  Such instrument shall identify the situs of the Trust, locations where payments will be made and/or received, and where bank accounts will be maintained for purposes of Section 2.9 hereof, if such locations are to change following such appointment.  As of the effective date of such instrument, Section 2.9 hereof shall be read to include such locations identified in such instrument. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of such appointment to all Certificateholders, the Indenture Trustee, the Counterparty, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

Any successor Trustee shall file an amendment to the Certificate of Trust as required by the Statutory Trust Act.

Section 10.4       Merger or Consolidation of Trustee.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Counterparty.

Section 10.5       Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Equipment may at the time be located, the Administrator and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Certificateholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(ii)           no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)          the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE XI
Miscellaneous

Section 11.1       Supplements and Amendments.  This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Depositor and the Trustee, with prior written notice to the Rating Agencies and the Counterparty, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders;  provided, however, that such action shall not, as evidenced by an Officer’s Certificate of the Seller, adversely affect in any material respect the interests of any Noteholder or Certificateholder.  An amendment shall be deemed not to adversely affect in any material respect the interests of any Class of Notes if the Rating Agency Condition has been satisfied with respect to such amendment for such Class of Notes.

This Agreement may also be amended from time to time by the Depositor and the Trustee, with prior written notice to the Rating Agencies and the Counterparty, with the written consent of (x) Noteholders holding Notes evidencing not less than a majority of the Note Balance and (y) the Certificateholders holding in the aggregate more than 50% of the beneficial interest in the Trust at the time of such action, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (a) reduce the interest or principal of any Note or Certificate or delay the Final Scheduled Maturity Date of any Note or (b) reduce the aforesaid percentage of the Outstanding Amount and the beneficial interest in the Trust required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Trust Certificates.

Notwithstanding the above, the permitted activities of the Trust set forth in Section 2.3 may not be significantly amended without the consent of Noteholders, other than the Seller and its Affiliates as Noteholders, evidencing not less than a majority of the Outstanding Amount of the Notes held by parties exclusive of the Seller and its Affiliates.

Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies and the Counterparty, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, each of the Rating Agencies and the Counterparty.

It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment has been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

If any amendment or supplement would either: (1) materially and adversely affect any of the Counterparty’s rights or obligations under the Interest Rate Swap Agreement or any other Basic Document; or (b) materially and adversely modify the obligations of, or materially and adversely impact the ability of, the Trust to fully perform any of the Trust’s obligations under the Interest Rate Swap Agreement, the Trust and the Indenture Trustee shall be required to first obtain the written consent of the Counterparty before entering into any such amendment or supplement.

Section 11.2       No Legal Title to Trust Estate in Certificateholders.  The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in, to and under their ownership interest in the

Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 11.3       Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee, the Counterparty and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4       Notices.  (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered, by facsimile or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee or the Paying Agent, addressed to the Corporate Trust Office, (ii) if to the Depositor, addressed to CNH Capital Receivables LLC, 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer, and (iii) if to the Counterparty, addressed to Credit Suisse International, One Cabot Square, London E14 4QJ, England, Attention: (1) Head of Credit Risk Management; (2) Managing Director - Operations Department; (3) Managing Director - Legal Department, Telex No.: 264521, Answerback: CSI G, with a copy to: Facsimile No.: 44 20 7888 2686, Attention: Managing Director - Legal Department, telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

(b)           Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 11.5       Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.6       Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.7       Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.8       Covenants of the Depositor.  If any litigation with claims in excess of $1,000,000 to which the Depositor is a party that shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by a Certificateholder during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not pay any dividend to CNHCA, or make any distribution on or in respect of its capital stock to CNHCA, or repay the principal amount of any indebtedness of the Depositor held by CNHCA, unless (i) after giving effect to such payment, distribution or repayment, the Depositor’s liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment.  The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

SECTION 11.9       No Petition.  The Trustee on behalf of the Trust, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

SECTION 11.10     No Recourse.  Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder’s Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

SECTION 11.11     Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.12     Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.13     Administrator.  The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to this Agreement and the Basic Documents.  Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

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IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

Wilmington Trust Company,
in its individual capacity and
as Trustee

By:	/s/ Robert J. Perkins
	Name:	Robert J. Perkins
	Title:	Sr. Financial Services Officer

CNH Capital Receivables LLC
as Depositor

By:	/s/ Brian J. O’Keane
	Name:	Brian J. O’Keane
	Title:	Treasurer

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EXHIBIT A

FORM OF TRUST CERTIFICATE

REGISTERED

NUMBER R-	100% Beneficial Interest

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A
BENEFIT PLAN (AS DEFINED BELOW).

CNH EQUIPMENT TRUST 2007-A

TRUST CERTIFICATE

evidencing a fractional undivided beneficial interest in the Trust (as defined below), the property of which includes a pool of retail installment sale contracts secured by new and used agricultural and construction equipment and sold to the Trust by CNH Capital Receivables LLC.

(This Trust Certificate does not represent an interest in or obligation of CNH Capital Receivables LLC, CNH Capital America LLC, New Holland Credit Company, LLC, CNH Global N.V. or CNH America LLC, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT CNH CAPITAL RECEIVABLES LLC is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CNH Equipment Trust 2007-A (the “Trust”) formed by CNH Capital Receivables LLC, a Delaware limited liability company (the “Depositor”).

The Trust was created pursuant to a Trust Agreement dated as of March 1, 2007 (the “Trust Agreement”) between the Depositor and Wilmington Trust Company, as trustee (the “Trustee”).  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement (the “Sale and Servicing Agreement”) dated as of March 1, 2007 among the Trust, the Depositor and New Holland Credit Company, LLC, as servicer (the “Servicer”), as applicable.  This Trust Certificate is one of the duly authorized Trust Certificates (herein called the “Trust Certificates”) issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which holder is bound.  The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

Issued under the Indenture dated as of March 1, 2007 between the Trust and The Bank Of New York Trust Company, N.A., as Indenture Trustee, are notes designated as “[                ]% Class A-1 Asset Backed Notes,” “[            ]% Class A-2 Asset Backed Notes,” “[                ]% Class A-3 Asset Backed Notes,” “Floating Rate Class A-4 Asset Backed Notes” and “[                ]% Class B Asset Backed Notes”.  The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

It is the intent of the Depositor, Servicer and the holder of this Trust Certificate that, for purposes of federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, until the Trust Certificates are held by other than the Depositor, the Trust be disregarded as an entity separate from the Depositor.  At such time that the Trust Certificates are held by more than one person, it is the intent of the Depositor, Servicer and the Certificateholders that, for purposes of federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the Trust be treated as a partnership, the assets of which are the assets held by the Trust, and the Certificateholders (including the Depositor (and its transferees and assigns) in its capacity as recipient of distributions from the Spread Account) will be treated as partners in that partnership.  The Depositor and the holder of this Trust Certificate, by acceptance of this Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates as such for tax purposes.

The Certificateholder, by its acceptance of this Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to this Trust Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

The Certificateholder, by its acceptance of this Trust Certificate, represents and warrants in writing that: (a) it is acquiring this Trust Certificate for its own account and is the sole beneficial owner of such Trust Certificate; (b) the transfer is not being effected on or through (x) an “established securities market” within the meaning of Section 7704(a)(1) of the Code, including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(a)(2) of the Code and any proposed, temporary or final Treasury regulations thereunder; and (c) such transfer will not cause the Trust to be classified as a publicly traded partnership for U.S. federal income tax purposes, and such purchaser or transferee will not take any action, including any subsequent disposition of such Trust Certificate (or any beneficial interest therein), that would cause the Trust to be treated as a publicly traded partnership for U.S. federal income tax purposes.

This Trust Certificate may not be acquired by or for the account of: (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets of any of the foregoing (a “Benefit Plan”). By accepting and holding this Certificate, the Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan.

This Trust Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, CNH Capital America LLC, New Holland Credit Company, LLC, CNH America LLC, CNH Global N.V., the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

This Trust Certificate shall be construed in accordance with the laws of the state of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed.

CNH Equipment Trust 2007-A,

By:	Wilmington Trust Company,
not in its individual capacity, but
solely as Trustee

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

Wilmington Trust Company,
as Trustee

By:
Authorized Officer

Date: March , 2007

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee) the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B
to the Trust Agreement

CERTIFICATE OF TRUST

OF

CNH EQUIPMENT TRUST 2007-A

THIS CERTIFICATE OF TRUST of CNH EQUIPMENT TRUST 2007-A (the “Trust”), is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.  §3801, et seq. (the “Act”).

Name.  The name of the statutory trust being formed hereby is CNH Equipment Trust 2007-A.

Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Attention: Corporate Trust Administration.

Effective Date.  This Certificate of Trust shall be effective as of its filing.

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IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

Wilmington Trust Company,
not in its individual capacity, but solely as
Trustee under a Trust Agreement dated as
of March 1, 2007

By:
Name:
Title:

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